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                            FCG ENTERPRISES, INC.
                         1994 RESTRICTED STOCK PLAN
                        (AMENDED: DECEMBER 15, 1997)


SECTION 1.  PURPOSE

     The purpose of the 1994 Restricted Stock Plan of FCG Enterprises, Inc. is to provide incentives and rewards for Executive Officers of the Company, and its subsidiaries, if any, who by their industry, loyalty, or exceptional service contribute to the success of the enterprise by making them participants in that success. Another purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain valuable employees and to provide a means to encourage stock ownership and proprietary interest in the Company to such officers of the Company, on a long term basis. Additionally, by virtue of the mandatory nature of the Plan, each Participant will have a direct stake in the Company's performance. Finally, the Plan provides, under certain circumstances, for the mandatory redemption of a Participant's shares of Stock of the Company.

SECTION 2.  DEFINITIONS

     2.1 "AGREEMENT" shall mean the Amended and Restated Restricted Stock Agreement attached hereto as Exhibit "A."

     2.2    "BOARD" shall mean the Board of Directors of the Company.

     2.3 "COMMITTEE" shall mean the Board unless the Board has established a Committee of the Board of Directors to administer this Plan.

     2.4 "COMMON STOCK" or "STOCK" shall mean the Company's Common Stock as described in the Company's Articles of Incorporation.

     2.5 "COMPANY" shall mean FCG Enterprises, Inc., a California corporation, or any successor thereof.

     2.6    "DIRECTOR" shall mean a member of the Board.

     2.7 "EXECUTIVE OFFICERS" shall mean the Chairman of the Board, President, all Vice Presidents and the Chief Financial Officer of the Company.

     2.8 "PARTICIPANT" shall mean those Executive Officers of the Company and its subsidiaries, if any, selected by the Board or Committee to participate in this Plan.

     2.9 "PLAN" shall refer to the FCG Enterprises, Inc. 1994 Restricted Stock Plan, as may be amended from time to time.

     2.10 "VOTING STOCK" shall mean all shares of common stock of the Company which have voting rights, regardless of the class thereof.

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SECTION 3.  ADMINISTRATION AND AUTHORIZATION

     3.1 PLAN ADMINISTRATION. The Plan shall be administered by the Board or by a Committee composed of three or more Board members who are appointed by the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine, subject to such rules and procedures not inconsistent with the provisions of the Plan as are prescribed by the Board, and as prescribed by the Committee itself. A majority of the authorized number of members of the Committee shall constitute a quorum for the transaction of business. Acts reduced to or approved in writing by a majority of the members of the Committee then serving shall be the valid acts of the Committee.

     3.2 PARTICIPATION. The Committee is authorized and empowered to administer the Plan and to (a) select the Participants to whom shares of Stock are to be sold and to fix the number of shares and price per share of Stock with respect thereto in accordance with the formula or procedure approved by the Board and the Company's compensation and bonus policies; (b) determine the date upon which the shares of Stock will be sold and the terms and conditions of such sale in a manner consistent with the Plan, which terms need not always be identical; (c) interpret the Plan; (d) prescribe, amend and rescind rules relating to the Plan; (e) determine the rights and obligations of Participants under the Plan; and (f) direct the Company to execute Agreements pursuant to the Plan.

     3.3 AUTHORIZATION. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by the Board. Any determination, decision, or action of the Committee provided for in the Plan may be made or taken by action of the Board if it so determines, with the same force and effect as if such determination, decision, or action had been made or taken by the Committee. No member of the Committee or of the Board shall be liable for any determination, decision, or action made in good faith with respect to the Plan or shares of Stock granted under the Plan. The Company shall indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission, in connection with the performance of such persons' duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.

SECTION 4.  STOCK SUBJECT TO PLAN

     The stock to be issued under the Plan shall be the Company's Common
Stock.

SECTION 5.  ELIGIBILITY

     The Board or Committee appointed by the Board will, in its sole and absolute discretion, determine who will participate in the Plan and the start date for the Participant. However, it is expected that all Executive Officers of the Company will participate.

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SECTION 6.  STOCK PURCHASE TERMS AND RESTRICTIONS

     The terms and conditions under which shares of Stock will be purchased and sold are as set forth in the form of Agreement attached hereto as Exhibit "A" and incorporated herein by reference. For a Participant to participate in the Plan, both the Participant and the Company must execute the Agreement.

SECTION 7.  NOTICE TO PARTICIPANT OF INCLUSION IN PLAN

     As soon as practicable after the determination by the Committee that a Participant is eligible to participate in the Plan, the Committee shall give notice (written or oral) thereof to such Participant, which notice shall be accompanied by a copy of the Agreement to be executed by the Participant.

SECTION 8.  PARTICIPANT BONUSES

     Annually, the Board or a committee of the Board, shall determine the bonus, if any, to which a Participant is entitled, pursuant to the policies of the Company regarding bonuses. Any bonus which is granted may be entirely in cash or a combination of cash and shares of Stock of the Company.

SECTION 9.  ADJUSTMENTS IN STOCK

     9.1 If any change is made in the Stock subject to the Plan, or subject to any Agreement (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan, and the outstanding Agreements will be appropriately adjusted in the type(s) and number of securities and, if applicable, the price per share of Stock. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (A "transaction not involving the receipt of consideration by the Company" shall not include the conversion of any convertible securities of the Company or a reincorporation of the Company.)

     9.2    In the event of a Change in Control (as defined herein) either:

     (i) any surviving corporation or acquiring corporation shall assume or continue the Plan and all rights and obligations under outstanding Agreements under the Plan, or

     (ii) in the event any surviving corporation or acquiring corporation refuses to assume or continue the Plan and such rights and obligations, the Stock subject to each outstanding Agreement shall be fully vested immediately prior to such Change in Control and the Plan and all related Agreements terminated after such event.

     9.3 For purposes of the Plan, a "Change in Control" shall mean: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or

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consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

SECTION 10. MISCELLANEOUS PROVISIONS

     10.1 NON-TRANSFERABILITY OF SHARES OF STOCK. Except as otherwise set forth in the Agreement, no shares of Stock issued pursuant to the Plan may be sold, transferred, pledged or hypothecated (collectively "Transfer") without the prior written consent of the Company. Any Transfer in violation of the foregoing shall be void ab initio.

     10.2 RESTRICTIONS ON ISSUANCE OF SHARES OF STOCK. No shares of Stock shall be issued or delivered unless and until there shall have been compliance with all applicable requirements (including exemptions) of the Securities Act of 1933, as amended, all applicable state securities laws, and any other requirement of law or of any regulatory body having jurisdiction over such issuance and delivery. The inability of the Company to obtain any required permits, authorizations, or approvals necessary for the lawful issuance and sale of any shares of Stock hereunder on terms deemed reasonable by the Board shall relieve the Company, the Board, and the Committee of any liability in respect of the non-issuance or sale of such shares of Stock as to which such requisite permits, authorizations, or approvals shall not have been obtained.

     As a condition to the granting of shares of Stock under the Plan, the Board may require the person receiving the shares of Stock to make such representations and/or warranties to the Company as may be required under any applicable law or regulation, including but not limited to a representation that the shares of Stock are being acquired only for investment and without any present intention to sell or distribute such shares of Stock.

     10.3 EFFECTIVENESS SUBJECT TO BOARD AND SHAREHOLDERS' APPROVAL. The effectiveness of the Plan is conditioned on approval of the Plan by the vote or written consent of the holders of a majority of the outstanding shares of the Company's Voting Stock prior to issuing any shares of Stock under the Plan, and shall become effective upon such approvals being obtained.

     10.4 TAX WITHHOLDING. The Board shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local, and other tax required by law to be withheld with respect to the issuance of shares of Stock under the Plan, including, but without limitation, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to the Participant by the Company, or requiring a Participant (or the Participant's beneficiary or legal representative) as a condition of issuing the

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shares of Stock, to pay to the Company any amount required to be withheld, or to execute such other documents as the Board deems necessary or desirable in connection with the satisfaction of any applicable withholding obligation.

     10.5 LEGENDS ON STOCK CERTIFICATES. Each share certificate representing shares of Stock acquired under this Plan shall be endorsed with all legends, if any, required by applicable federal and state securities laws to be placed on the certificate. The determination of which legends, if any, shall be placed upon the share certificates shall be made by the Board in its sole discretion and such decision shall be final and binding.

     10.6 CONTINUATION OF EMPLOYMENT. Nothing contained in the Plan or in the Agreement shall confer upon any Participant any rights with respect to continuation of employment by the Company, nor shall this Plan or any individual Agreement issued pursuant hereto be deemed a contract of employment.

     10.7 TERMINATION, SUSPENSION, AND AMENDMENT. The Board may amend, alter, and/or terminate the Plan at any time; provided, however, that unless required by applicable law, rule, or regulation the Board shall not amend the Plan in the following respects without the approval of stockholders holding a majority of the Company's outstanding shares of Voting Stock:

           (1) To increase the maximum number of shares of Stock available for grant under the Plan;

           (2) To provide for the administration of the Plan other than by the Board or a Committee;

           (3)  To change the classes of Participants.

     Except as set forth above, the Board may amend the terms of the Plan prospectively or retroactively, and may amend the form of Agreement provided, however, that unless required by applicable law, rule, or regulation, no amendment of the Plan or of the Agreement shall affect in a material and adverse manner any awards of shares of Stock granted prior to the date of any such amendment without the consent of the affected Participant(s).

     10.8 GOVERNING LAW. The Plan shall be governed by, construed and enforced in accordance with the internal laws of the State of California, provided that the Agreements may be governed by other applicable law specified in the Agreements.

     10.9 BINDING UPON SUCCESSORS. The terms and provisions of the Plan shall be binding upon the heirs, executors, administrators, personal representatives, and permitted successors and assigns of a Participant.

     10.10 NUMBER AND GENDER. As used in this Plan, words in the singular shall include the plural and words in a particular gender shall include either or both genders when the context in which such words are used indicates that such is the intent.

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